UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2016

Morgans Hotel Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2016, Morgans Hotel Group Co. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SBEEG Holdings, LLC, a Delaware limited liability company (“Parent”), and Trousdale Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Capitalized terms not otherwise defined have the meaning set forth in the Merger Agreement.

The Merger Agreement provides that, subject to the terms and conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”) with the Company continuing as the surviving corporation in the Merger, and each outstanding share of common stock of the Company (other than Cancelled Shares and Dissenting Shares) will cease to be outstanding and will be converted into the right to receive $2.25 in cash. In connection with the Merger, Parent has agreed to use reasonable best efforts to ensure that the Monroe Mortgage Debt Agreements are effectively assumed or refinanced.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its Subsidiaries prior to the Effective Time. The Company is also subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals, with customary exceptions.

Consummation of the Merger is subject to the assumption or refinancing of the obligations under the Monroe Mortgage Debt Agreements and various customary conditions, including the adoption and approval of the Merger Agreement by the requisite vote of the Company’s stockholders, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the absence of any governmental order preventing or prohibiting or restricting the consummation of the transactions contemplated by the Merger Agreement. Each of OTK Associates, LLC, Pine River Capital Management, L.P. and Vector Group Ltd., which together with certain of their affiliates collectively own approximately 29% of the outstanding shares of Company common stock, have agreed to vote such shares in favor of adoption of the Merger Agreement. Yucaipa Hospitality Investments, LLC (“Yucaipa”) has also agreed to vote its series A preferred securities in favor of the Merger Agreement and certain affiliates of Yucaipa have consented to the transactions contemplated by the Merger Agreement for purposes of the Securities Purchase Agreement, dated as of October 15, 2009.

The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement to accept a “Superior Monroe Proposal” as defined in the Merger Agreement, and provides that, upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay Parent a termination fee of $6.5 million, and upon termination of the Merger Agreement by the Company or Parent upon specified conditions, Parent will be required to pay the Company a termination fee of $6.5 million. In addition, subject to certain exceptions and limitations, either party may terminate the Merger Agreement if the Merger is not consummated by the date that is the six-month anniversary of the date of the Merger Agreement, or November 9, 2016.

Parent has obtained equity financing and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses. Cain Hoy Enterprises LP (“Cain Hoy”) has committed to purchase preferred equity of a newly created entity organized in Delaware (“New Holdco”), which prior to the Closing will be assigned all of Parent’s rights under the Merger Agreement, immediately prior to the effective time of the Merger, with an aggregate equity contribution of $75.0 million on the terms and subject to the conditions set forth in the equity commitment letter. In addition, Yucaipa has entered into a rollover letter with Parent pursuant to which Yucaipa agreed, subject to the terms and conditions thereof, to exchange the Company’s series A preferred securities and warrants to purchase a total of 12,500,000 shares of the Company’s common stock at an exercise price of $6.00 per share owned by Yucaipa for $75 million of preferred equity of New Holdco and an interest in the common equity of New Holdco and, following the closing of the Merger, leasehold interests in three food and beverage venues at Mandalay Bay in Las Vegas. The obligations of Cain Hoy under the equity commitment letter and the obligations of Yucaipa under the rollover letter are subject to a number of conditions.

Security Benefit Corporation (the “Lender”), an affiliate of Cain Hoy, has agreed to provide Parent with debt financing in aggregate principal amount of up to $205.0 million, comprised of a $175.0 million senior secured term loan facility and a $30.0 million senior secured revolving credit facility, on the terms and subject to the conditions set forth in a debt commitment letter. Borrowings under the senior secured term loan facility will be used to refinance the existing indebtedness of Parent under its existing credit agreement, to pay a portion of the purchase price under the Merger Agreement, to refinance, redeem, satisfy and discharge, defease or repay certain additional existing indebtedness of Parent, the Company and/or their respective subsidiaries, and to pay certain fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement. The obligation of the Lender to provide debt financing under the debt commitment letter is subject to a number of conditions. The Lender has also guaranteed the obligations of Cain Hoy under the equity commitment letter.

The foregoing descriptions of the Merger Agreement are qualified in their entirety by the full text of such agreement, which is attached hereto as Exhibit 2.1, and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

On May 9, 2016, the Company issued a press release announcing the entry into the Merger Agreement. The text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

The Company will not host its previously announced conference call to discuss its first quarter 2016 financial results.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 9, 2016, by and among Morgans Hotel Group Co., SBEEG Holdings, LLC and Trousdale Acquisition Sub, Inc.

99.1	Press Release dated May 9, 2016.

Important Information About the Transaction and Where to Find It

In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement. The Company may also file other documents with the SEC regarding the proposed transaction. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. The Company’s stockholders may obtain free copies of the proxy statement (when available) and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of the Company at (212) 277-4188.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of the Company is contained in the Company’s Form 10-K for the year ended December 31, 2015 and its proxy statement filed on April 15, 2016, which are filed with the SEC. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Forward-Looking Statements

This report, and the documents to which the Company refers in this report, contain not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including the timing of the transaction and other information relating to the transaction. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the transaction and other information relating to the transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss the Company’s future expectations or state other forward-looking information and may involve known and unknown risks over which the Company has no control. Those risks include, (i) the risk that the transaction may not be completed in a timely manner or at all, including by reason of the unavailability of financing, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy any of the conditions to the consummation of the transaction, including the adoption of the acquisition agreement by the stockholders of the Company, the assumption or refinancing of the Company’s mortgage loan agreements and the receipt of governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement, (iv) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations and (vii) the outcome of any legal proceedings that may be instituted against us related to the acquisition agreement or the transaction. Factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s 2015 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not undertake to update these forward-looking statements to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: May 9, 2016	By:	/s/ Richard Szymanski

Name: Richard Szymanski
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 9, 2016, by and among Morgans Hotel Group Co., SBEEG Holdings, LLC and Trousdale Acquisition Merger Sub, Inc.

99.1	Press Release dated May 9, 2016.